UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2008

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, the Company’s Board of Directors appointed Joseph G. Kaveski as Chief Executive Officer and committed to nominate him for election as a member of the Board at our 2008 annual meeting of shareholders. The Board also granted to Mr. Kaveski an incentive stock option under our 2004 Stock Incentive Plan to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share (the closing price of “EFOI” stock on May 6, 2008). The option is for a term of ten years from the date of grant and vests over a term of four years. The Board raised Mr. Kaveski’s salary to $250,000 per year. Other provisions of Mr. Kaveski’s compensation package include:

1.
Participation in the “Executive Bonus Program” which provides for a cash incentive payment of between 25% - 50% of base salary based upon the achievement of specific goals and objectives, as defined by the Board of Directors.

2.	Participation in the Executive Group Term Life Insurance program.
3.	Entitlement to a severance payment (under certain conditions) in the amount of one month of compensation for every year of service.

Mr. Kaveski, who is 47 years old, joined the company in April 2008 as Vice President for Business Development and Global Marketing. Prior to joining us, he led his own strategic engineering consulting business, TGL Company, Leawood, Kansas, which he founded in March 2006. As a consultant Mr. Kaveski worked with us on strategic planning and strategic initiatives from September 2007 to April 2008. From November 2004 through February 2006, Mr. Kaveski was Vice President of Energy Management Solutions and Strategic Programs and a member of the senior management team at Johnson Controls, Inc., Milwaukee, Wisconsin, a global leader in automotive experience, building efficiency, and power solutions. Mr. Kaveski began his career at Johnson Controls in 1984. He is not a director of any other publicly-held company.

John M. Davenport, who had been the Company’s President and Chief Executive Officer prior to Mr. Kaveski’s appointment, continues as President and a member of our Board of Directors. On May 6, 2008, the Board also granted to Mr. Davenport an incentive stock option under our 2004 Stock Incentive Plan to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share (the closing price of “EFOI” stock on May 6, 2008). The option is for a term of ten years from the date of grant and vests over a term of four years. With only 59,000 shares available for grant under the plan, in order to provide enough shares to cover the grants to Mr. Kaveski and Mr. Davenport, the Board of Directors has asked Mr. Davenport to surrender, and he has surrendered, 141,000 shares under an option granted to him on June 28, 2005 at an exercise price of $9.60 per share. With the re-alignment of executive responsibilities, Mr. Davenport will concentrate more of his efforts on investor and customer relationships, and on technology and product research and development which is the area where he has spent most of his career.

On May 8, 2008, the Company issued a press release announcing the position changes for Mr. Kaveski and Mr. Davenport. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are provided with this Report.

Exhibit No.	Description

99.1	Press Release dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2008

ENERGY FOCUS, INC.

	By	/s/ John M. Davenport
	Name:	John M. Davenport
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 8, 2008.